UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2017

CELLCEUTIX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37357	30-0565645
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Cummings Center, Suite 151-B Beverly, Massachusetts	01915
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 921-4125

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2017, Cellceutix Corporation (the “Company”) entered into stock purchase agreements (the “Stock Purchase Agreements”) with certain investors, pursuant to which the Company agreed to sell 2,471,912 shares of its Class A common stock at $0.89 per share in a registered direct offering (the “Offering”), without an underwriter or placement agent. The Offering closed on March 31, 2017. Net proceeds to the Company from the Offering were approximately $2.2 million after deducting anticipated transaction expenses of approximately $12,000. The Company intends to use the net proceeds from the Offering for general corporate purposes.

The Offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-199725) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated March 28, 2017. A legal opinion addressing the validity of the shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into the Registration Statement.

The foregoing description of the terms and conditions of the Stock Purchase Agreements is not complete and is qualified in its entirety by the full text of the Stock Purchase Agreements, a form of which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Gary R. Henrie, Esq.

10.1	Form of Stock Purchase Agreement

23.1	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLCEUTIX CORPORATION

Dated: March 31, 2017	By:	/s/ Leo Ehrlich
	Name:	Leo Ehrlich
	Title:	Chief Executive Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
5.1	Opinion of Gary R. Henrie, Esq.

10.1	Form of Stock Purchase Agreement

23.1	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1)

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